UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2012

JBI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1783 Allanport Road, Thorold Ontario	L0S 1K0
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 384-4383

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On  February 10, 2012, we entered into an  Asset Purchase Agreement (the "Asset Purchase Agreement") with Big 3 Packaging LLC (the "Buyer"), effective as of December 31, 2011, pursuant to which Buyer will acquire substantially all of the assets of Pak-It, LLC and Dickler Chemical Laboratories, Inc. (collectively, the “Sellers”), which are subsidiaries of our company engaged in bulk chemical processing. The assets and operations are being sold because they are no longer aligned with our strategic focus on our core Plastic2Oil®, or P2O, business, which converts waste plastics to fuel. The purchase price is $900,000, of which $400,000 is payable in cash at the closing and $500,000 is payable in a single payment on July 1, 2013 pursuant to a non-interest bearing promissory note (the “Note”).   In the Asset Purchase Agreement, we made certain representations and warranties regarding the assets of the Sellers and agreed to indemnify the Buyer  and its affiliates for breaches of representations and warranties, breaches of covenants and certain other matters. The consummation of the asset sale is subject to certain closing conditions.

The foregoing descriptions of the Asset Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement and the Note, attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On  February 14, 2012, we completed the sale of substantially all of the assets of Pak-It, LLC and Dickler Chemical Laboratories Inc., as described in Item 1.01 above. The description of the transaction in Item 1.01 is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 10, 2012, by and between JBI, Inc. and Big 3 Packaging LLC

10.1	Promissory Note, dated February 14, 2012, by Big 3 Packaging LLC in favor of JBI, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

February 16, 2012	By:	/s/ Matthew J. Ingham
Name: Matthew J. Ingham
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 10, 2012, by and between JBI, Inc. and Big 3 Packaging LLC

10.1	Promissory Note, dated February 14, 2012, by Big 3 Packaging LLC in favor of JBI, Inc.